SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant           [   ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                                     OneCap
.................................................................................
                  (Name of Registrant as Specified in Charter)
.................................................................................
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
22(a)(2) of Schedule 14A. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
.................................................................................
         2)       Aggregate number of securities to which transaction applies:
.................................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:
.................................................................................
         5)       Total fee paid:
.................................................................................

[  ]     Fee paid previously with preliminary materials
[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
1)                         Amount Previously Paid:.............................
2)                Form, Schedule or Registration Statement No..................
3)                Filing Party:................................................
4)                Date Filed:..................................................

                                     ONECAP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held November 22, 2004

         The Annual Meeting of Shareholders (the "Annual Meeting") of OneCap, a Nevada corporation (the "Company"), will be held at the Company's business offices, located at 5440 West Sahara Avenue, 3d Floor, Las Vegas, Nevada 89146, on Monday, November 22, 2004, at 10:00 a.m., local time, for the following purposes:

                  1. To elect three directors of the Company to serve until the 2005 Annual Meeting of Shareholders or until their respective successors are elected and qualified;
                  2. To ratify the appointment of Beckstead and Watts, LLP, as the independent public accountants for the Company for the year ending June 30, 2005;
                  3. To approve the adoption of the Company's 2004 Stock Option Plan; and
                  4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement that is attached to and made a part of this Notice.

         The Board of Directors has fixed the close of business on October 1, 2004, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,


/s/ Vincent W. Hesser


Vincent W. Hesser
President and Chief Executive Officer
Las Vegas, Nevada
October 13, 2004

                                     ONECAP

                       5440 West Sahara Avenue, 3rd Floor
                             Las Vegas, Nevada 89146


                                 PROXY STATEMENT

General

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of OneCap, a Nevada corporation (the "Company" or "OneCap"), of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Company's business offices, located at 5440 West Sahara Avenue, 3rd Floor, Las Vegas, Nevada, on Friday, November 22, 2004, at 10:00 am. local time, and any adjournment or postponement thereof.

         This Proxy Statement, the enclosed proxy card, and the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004, are being mailed on or about October 18-20, 2004, to Shareholders entitled to vote at the meeting.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

         The close of business on Wednesday, October 1, 2004, has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 2,538,888 shares of Common Stock outstanding held of record by 45 shareholders.

Voting and Solicitation

         Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters, subject to the conditions described below.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector"), with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present at the Annual Meeting. The presence of a quorum is required to transact the business proposed to be transacted at the Annual Meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (as defined below) will be counted for purposes of determining the presence or absence of a quorum. Directors will be elected by a plurality of the votes cast by the holders of the Company's Common Stock voting in person or by proxy at the Annual Meeting. In order to be adopted, the proposal to approve the adoption of the Company's 2004 Stock Option Plan and the proposal to ratify the Company's appointment of the designated independent public accountants will require the affirmative vote of a majority of the votes represented by the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions will have the same practical effect as a negative vote on the proposal to approve the adoption of the 2004 Stock Option Plan and the proposal to ratify the Company's appointment of the designated independent public accountants.

         The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of each of the three nominees named below, FOR ratification of the appointment of the designated independent public accountants, FOR approval of the adoption of the 2004 Stock Option Plan, and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Nevada law concerning voting of shares and determination of a quorum.

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

         This proxy statement is solicited on behalf of the Company's Board of Directors.

PROPOSAL NO. 1    ELECTION OF DIRECTORS

Nominees

         At the Annual Meeting, the shareholders will elect three directors to serve until the 2005 Annual Meeting of Shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. As of the date of this Proxy Statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

         Assuming a quorum is present, the three nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Shareholders are not entitled to cumulate votes in the election of directors. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. The names of the nominees, their ages as of October 1, 2004, and certain other information about them are set forth below:

                  Name                                        Age

         Vincent W. Hesser                           38

         Antony Santos                                        38

         Dana Rogers                                          40

There are no family relationships among any of the directors or executive officers of the Company.

         Vincent W. Hesser, President, Chief Executive Officer and Director -

Mr. Hesser's areas of responsibility include coordinating the development of corporate policies, goals, and objectives relative to company operations; lender and investor relations; and financial performance and growth. Mr. Hesser oversees the Company's daily operations and business affairs to ensure that its business objectives are achieved. During his tenure as a finance executive at Pacific Properties (1992-1999), Mr. Hesser obtained project equity and debt financing for various real estate projects, and he oversaw the build-out of housing, apartment, and commercial real estate projects.

Mr. Hesser began his career at PriMerit Bank (subsequently purchased by Norwest) in Las Vegas, Nevada. He was responsible for analyzing, evaluating and reporting on numerous real estate joint ventures over twenty real estate and development companies throughout the southwestern United States. He also assisted PriMerit in its reviews with the Office of Thrift Supervision (OTS) and Federal Deposit Insurance Corporation (FDIC) with respect to those investments.

Mr. Hesser is a graduate of Southern Utah University (Class of 1990) and earned his Master of Accountancy degree, summa cum laude and with high distinction. He has obtained his CPA Certificate and also holds a general contractors' license in the State of Nevada. Mr. Hesser also accepted the position of Chairman of the Board on August 14, 2003.

         Antony M. Santos, Director - Mr. Santos was appointed director of OneCap on September 8, 2003, and is an attorney licensed with the State of Connecticut. He serves as General Counsel with NevWest Securities Corporation, d.b.a. OneCap Securities. Mr. Santos' focus is in securities and corporate law. His professional career began with an emphasis on commercial law and taxation, particularly international aspects of U.S. income taxation and cross-border commercial transactions. In 1996 he worked with the international law firm of Barros, Sobral & Gomes at their offices in Lisbon, Portugal. There, he cultivated a familiarity with European Union law and multinational commerce and privatization projects in emerging markets including Brazil, Mozambique and Portugal. In conjunction with his work in Lisbon, Mr. Santos also worked with Madeira Fiducia, an offshore tax consultancy firm in Funchal, Madeira. Subsequent to his work overseas, Mr. Santos worked with the law firm of Fazzano, Tomasiewcz, & Dewey in Hartford, Connecticut from 1996-1998. His work there included litigation and trial work, particularly involving corporate fraud and fiduciary issues. He joined NevWest Securities Corporation in April of 1999 as General Counsel and has worked with NevWest since then. Mr. Santos received his education at the University of Connecticut as both an undergraduate and graduate student in the Department of Economics undergraduate and masters programs. He received his J.D. at the University of Connecticut, School of Law. Mr. Santos served in the United States Marine Corps 4th Marine Expeditionary Brigade. He is a combat veteran of Desert Shield/Storm and participated in Operation Eastern Exit in Mogadishu, Somalia. In the course of this service, Mr. Santos earned the Kuwait Liberation Medal, Southwest Asia Medal, a Naval Unit Commendation, two Combat Action Ribbons, a Military Service Humanitarian Award and a Good Conduct Medal. Mr. Santos presently holds the following securities licenses: Series 7, 24, and 63.

         Dana Rogers, Director - Mr. Rogers has a 15-year professional background in selling, marketing and research, relating to homebuilding and real estate development companies, consumer products and services. Mr. Rogers has held senior level management positions as Vice President of Sales and Marketing, Vice President of Special Projects and Vice President of Business Development and has consulted for several organizations in Las Vegas. Mr. Rogers also previously owned and operated a Video Production and Marketing Research Company for three years in Las Vegas. He is presently the Vice President of Business and Marketing at Ryland Homes. From April 2002 to September 2003, he worked at OneCap as Director of Business Development. Before that, from May 2000 through March 2002, he worked as Vice President of Sales and Marketing for John Laing Nevada, and from February 1996 through May 2002, he worked as Marketing Manager at Pacific Properties/Pacific Homes.

         During his career Mr. Rogers has successfully been involved in developing and implementing creative strategies in operations, business development, sales, and marketing for many prominent companies. Mr. Rogers received a Bachelor of Arts in Radio/TV and Film Production and a Bachelor of Science in Marketing from Cal State Long Beach, and received his Masters of Business Administration degree with Honors from the University of Phoenix. Additionally, Mr. Rogers holds a Nevada Contractors license and a Nevada Real Estate Brokers License

Meetings and Committees of the Board of Directors

         During the year ended June 30, 2004, the Board met quarterly, and no director then in office attended fewer than 75% of the aggregate number of meetings of the Board.

         The Company does not have standing audit, nominating, or compensation committees of the Board of Directors. The Board of Directors handles all matters relating to audit, director nominations, and officer and director compensation.

Director Compensation

         The Company pays a fee of $250 to its outside directors for each meeting they attend in person. The Company reimburses its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2    RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors is seeking ratification by the shareholders of the engagement of Beckstead and Watts, LLP ("Beckstead"), as the Company's independent public accountants for the years ended June 30, 2005.

         By way of information, the Company' had previously engaged Bradshaw Smith & Co., LLP ("Bradshaw Smith"), as the Company's independent public accountants for the year ended June 30, 2003, and the Company's shareholders ratified that appointment at the Company's 2002 Annual Meeting of Shareholders.

         Subsequently, on August 19, 2003, the Company dismissed Bradshaw Smith and engaged Beckstead as the Company's independent public accountants for the year ending June 30, 2003.

         A summary of the termination of Bradshaw Smith and the appointment of Beckstead follows:

         (a) On August 19, 2003, OneCap dismissed Bradshaw Smith as the independent public accountant to audit the company's consolidated financial statements. The decision to dismiss Bradshaw Smith was approved by the board of directors of the company.

         (b) The Audit Committee of OneCap engaged Beckstead as independent public accountant for the company. During the period from the date of Bradshaw Smith's engagement as the company's independent public accountants to and through the date of this report, the company did not consult with Beckstead on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         (c) Bradshaw Smith's report on the company's financial statements for the fiscal year ended June 30, 2002, did not contain an adverse opinion or a disclaimer of opinion. There was no qualification or modification as to audit scope or accounting principles. During the company's most recent fiscal year and the subsequent interim period preceding Bradshaw Smith's dismissal on August 19, 2003, there were no disagreements with Bradshaw Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Bradshaw Smith would have caused them to make a reference to the subject matter of the disagreements in connection with its report. No disagreements have arisen in the period since the date of Bradshaw Smith's dismissal.

         (d) None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-B occurred during the fiscal year ended June 30, 2002.

         (e) The company provided Bradshaw Smith with a copy of the foregoing disclosures. A letter from Bradshaw Smith addressed to the Securities and Exchange Commission pursuant to Regulation S-B, Item 304(a)(3) was included as
Exhibit 16 to a Form 8-K filed with the Securities and Exchange Commission on August 21, 2003.

         The Company's Board of Directors also appointed Beckstead as the Company's independent public accountants for the fiscal year ended June 30, 2004, and sought and received shareholder ratification of that appointment at the 2003 annual meeting of shareholders.

         The Company's Board of Directors ahs appointed Beckstead as the Company's independent public accountants for the fiscal year ended June 30, 2005, and seeks shareholder ratification of that appointment at this year's annual meeting.

         In the event that ratification of the Company's selection of accountants is not approved by a majority of the shares of Common Stock of the Company voting at the Annual Meeting in person or by proxy, management will review its future selection of accountants.

         A representative of Beckstead is expected to be present at the Annual Meeting. The Company anticipates that this representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

(1) AUDIT FEES

         The aggregate fees billed for the fiscal year ended June 30, 2004, for professional services rendered by Beckstead and Watts, LLP, for the audit of the registrant's annual financial statements and review of the financial statements included in the registrant's Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal year 2004 were $49,000.

         The aggregate fees billed for the fiscal year ended June 30, 2003, for professional services rendered by Beckstead and Watts, LLP, for the audit of the registrant's annual financial statements and review of the financial statements included in the registrant's Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal year 2003 were $22,312.50.

         The aggregate fees billed for the fiscal year ended June 30, 2003, for professional services rendered by Bradshaw Smith & Co., LLP, for the review of the financial statements included in the registrant's Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal year 2003 were $27,000. The aggregate fees billed for the fiscal year ended June 30, 2002, for professional services rendered by Bradshaw Smith & Co., LLP, for the audit of the registrant's annual financial statements and review of the financial statements included in the registrant's Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal year 2002 were $53,765.

(2) AUDIT-RELATED FEES

         The aggregate fees billed for the fiscal year ended June 30, 2003, for assurance and related services by Beckstead and Watts, LLP, that are reasonably related to the performance of the audit or review of the registrant's financial statements for fiscal year 2004 were $5,000. The services provided in connection with those fees were the Company's HUD audit.

         The aggregate fees billed for the fiscal year ended June 30, 2003, for assurance and related services by Beckstead and Watts, LLP, that are reasonably related to the performance of the audit or review of the registrant's financial statements for fiscal year 2003 were $5,000. The services provided in connection with those fees were the Company's HUD audit.

         The aggregate fees billed for each of the fiscal years ended June 30, 2003 and 2002, for assurance and related services by Bradshaw Smith & Co., LLP, that are reasonably related to the performance of the audit or review of the registrant's financial statements for fiscal years 2003 and 2002 were $5,255 and 6,175, respectively. Services included special audit and compliance procedures required by Governmental audit standards and filings for HUD Type II Loan Correspondents and the State of Nevada for first trust deed services, and client assistance with preparation of June 30, 2003, audit performed by other principal auditor.

(3) TAX FEES

         The aggregate fees billed for the fiscal year ended June 30, 2004, for professional services rendered by Bradshaw Smith & Co., LLP, for tax compliance, tax advice, and tax planning were $8,500. Services provided included preparation of Federal Income Tax Returns Form 1120, tax planning, and research regarding 1031 exchange.

         The aggregate fees billed for each of the fiscal years ended June 30, 2003 and 2002, for professional services rendered by Bradshaw Smith & Co., LLP, for tax compliance, tax advice, and tax planning, for those fiscal years were $10,464 and $8,680, respectively. Services provided included preparation of Federal Income Tax Returns Form 1120, tax planning, and research regarding 1031 exchange.

(4) ALL OTHER FEES

         The aggregate fees billed in each of the fiscal year ended June 30, 2004, for products and services provided by Beckstead and Watts, LLP, other than those services reported above, were $0.

         The aggregate fees billed in each of the fiscal years ended June 30, 2003 and 2002, for products and services provided by Bradshaw Smith & Co., LLP, other than those services reported above, for those fiscal years were $6,407 and $1,427, respectively. Services provided included research regarding state regulations, corporate matters, and analysis of compensation packages.

(5) AUDIT COMMITTEE POLICIES AND PROCEDURES

         Not applicable.

(6) If greater than 50 percent, disclose the percentage of hours expended on the principal accountant's engagement to audit the registrant's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees.

         Not applicable.


Recommendation of the Board

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BECKSTEAD AND WATTS, LLP, AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING JUNE 30, 2005.

PROPOSAL NO. 3    APPROVAL OF ADOPTION OF 2004 STOCK OPTION PLAN

         In March 2004, the Company's Board of Directors approved and adopted the Company's 2004 Stock Option Plan (the "2004 Plan"). An aggregate of 5,000,000 shares of the Company's common stock are subject to the 2004 Plan, which provides for grants to officers, directors, employees, consultants, advisers, independent contractors and agents of both non-qualified (or non-statutory) stock options and "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended). The purpose of the 2004 Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such persons, and to promote the success of the Company's business.

         The 2004 Plan is administered by a committee consisting of at least two non-employee members the Company's board of directors, or, if the board of directors does not designate a committee to administer the 2004 Plan, the board of directors may administer the 2004 Plan. The committee or the board, as applicable, will designate from time to time the individuals to whom awards are made under the 2004 Plan, the amount of any such award, and the price and other terms and conditions of any such award. The 2004 Plan shall continue in effect until the date which is ten years from the date of its adoption by the board of directors, subject to earlier termination by the Company's board. The board may suspend or terminate the 2004 Plan at any time.

         The board determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive or non-statutory option. Non-Qualified Options may be granted to any person who has a relationship with the Company, meaning that the person is or has agreed to become an officer, director, employee, consultant, advisor, agent, or independent contractor of the Company. Incentive Options may be granted to any employee of the Company. The Company does not receive any monetary consideration upon the granting of options. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant.

         Under the 2004 Plan, the purchase price of each share covered by each Incentive Option shall not be less than one hundred percent (100%) of the fair market value per share of the common stock on the date the Incentive Option is granted; provided, however, that if at the time an Incentive Option is granted the optionee owns or would be considered to own by reasons of Section 424(d) of the Code more that ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than one hundred ten percent (110%) of the fair market value per share of the common stock on the date the Incentive Option is granted. The expiration dates of options granted under the 2004 Plan shall be determined by the committee administering the 2004 Plan, but may not be more than 10 years from the date of the grant.

As of June 30, 2004, 1,214,500 options had been granted under the 2004 Plan.

                    Option/SAR Grants in the Last Fiscal Year
                               (Individual Grants)

Name                          Shares Underlying       % of Total Options         Exercise Price     Expiration Date
                              Options Granted         Granted in Fiscal 2004     ($ per share)
.............................. ....................... .......................... .................. ..................
Vincent Hesser                1,000,000               82.34%                     $1.65              01/01/09
.............................. ....................... .......................... .................. ..................
Heidi Williams                   15,000                1.24%                     $1.50              01/01/09
.............................. ....................... .......................... .................. ..................
Eric Bordenave                   25,000                2.06%                     $1.50              01/01/09
.............................. ....................... .......................... .................. ..................
Tammy Hardcastle                 25,000                2.06%                     $1.50              01/01/09
.............................. ....................... .......................... .................. ..................
Dana Rogers                      50,000                4.17%                     $1.50              01/01/09
.............................. ....................... .......................... .................. ..................
Antony M. Santos                 50,000                4.17%                     $1.50              01/01/09
.............................. ....................... .......................... .................. ..................

The options granted to Mr. Hesser, Mr. Rogers, and Mr. Santos vest in full and are exercisable on January 1, 2005. The options granted to Mr. Bordenave, Ms. Hardcastle, and Ms. Williams vest in full and exercisable on January 1, 2006.

OPTION PLANS

         The following table sets forth information about the Company's 2004 Stock Option Plan, including the number of securities to be issued upon the exercise of outstanding options, warrants, and rights; the weighted average exercise price of the outstanding options, warrants, and rights; and the number of securities remaining available for issuance under the 2004 Plan.

------------------------------ ---------------------------- --------------------------- ----------------------------
                                                                                           Number of securities
                               Number of securities to be   Weighted average exercise     remaining available for
                                 issued upon exercise of       price of outstanding        future issuance under
                                  outstanding options,        options, warrants, and     equity compensation plans
Plan Category                     warrants, and rights                rights
------------------------------ ---------------------------- --------------------------- ----------------------------
Equity compensation plans      0                            $                        0                            0
approved by shareholders
------------------------------ ---------------------------- --------------------------- ----------------------------
Equity compensation plans      2004 Plan         1,214,500  $                     1.62                    3,785,500
not approved by shareholders*
------------------------------ ---------------------------- --------------------------- ----------------------------
Total                          1,214,500                    $                     1.62                    3,785,000
------------------------------ ---------------------------- --------------------------- ----------------------------

* The Company's board of directors adopted the 2004 Plan in March 2004. The two principal shareholders of the Company also approved the adoption of the 2004 Plan in March 2004. The Company is presenting the 2004 Plan for approval by all of the shareholders of the Company at the 2004 Annual Meeting of Shareholders.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF ADOPTION OF THE COMPANY'S 2004 STOCK OPTION PLAN.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY

         Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of June 30, 2004, with respect to the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, key employees and by all officers, directors, and key employees as a group. As of October 1, 2004, there were 2,538,888 shares issued and outstanding of the Company's Common Stock. The named beneficial owner has, to the Company's knowledge, sole voting and investment power with respect to the shares listed as owned by such owner. Unless indicated otherwise, the address of the stockholder is our principal executive offices, 5440 W. Sahara Ave, 3d Floor, Las Vegas, NV 89146.

                         Common Stock Beneficially Owned



       Name of Beneficial Owner                  Number of Shares                       % of Class

Vincent W. Hesser                                  1,530,214 (1)                          60.27%

Eric Bordenave                                         8,029 (2)                             *

Heidi Williams                                           357 (3)                             *

Tammy Hardcastle                                           0 (4)                             *

Antony M. Santos                                       2,871 (5)                             *

Dana Rogers                                                0 (6)                             *
Steven D. Molasky
3111 S. Maryland Parkway                             722,857                              28.47%
Las Vegas, NV 89109

All Officers and Directors as a Group              1,541,471 (7)                          60.71%
(6 Persons)
--------------------------------------- ------------------------------------ ----------------------------------

* Less than one percent.

(1) During December 2003, the Company's one-share-for-seven-shares reverse stock split took effect, pursuant to which Mr. Hesser's 1,961,500 shares were reverse split into 280,214 shares of common stock. Mr. Hesser subsequently received an additional 1,250,000 shares of stock, which vest at a rate of 250,000 per year for five years. Mr. Hesser's ownership of the aggregate amount of those shares is reflected in the table above. In April 2004, 250,000 unexercised options held by Mr. Hesser outstanding at the time of the reverse stock split were canceled. Does not include options to purchase 1,000,000 shares which are not exercisable now or within 60 days.

(2) During December 2003, the Company's one-share-for-seven-shares reverse stock split took effect, pursuant to which Mr. Bordenave's 66,200 shares were reverse split into 9,457 shares of common stock. In April 2004, 102,500 unexercised options held by Mr. Bordenave outstanding at the time of the reverse stock split were canceled. Does not include options to purchase 25,000 shares which are not exercisable now or within 60 days.

(3) During December 2003, the Company's one-share-for-seven-shares reverse stock split took effect, pursuant to which Ms. Williams's 2,500 shares were reverse split into 357 shares of common stock. In April 2004, 17,500 unexercised options held by Ms. Williams outstanding at the time of the reverse stock split were canceled. Does not include options to purchase 15,000 shares which are not exercisable now or within 60 days.

(4) In April 2004, 20,000 unexercised options held by Ms. Hardcastle outstanding at the time of the reverse stock split were canceled. Does not include options to purchase 25,000 shares which are not exercisable now or within 60 days.

(5) During December 2003, the Company's one-share-for-seven-shares reverse stock split took effect, pursuant to which Mr. Santos's 9,900 shares were reverse split into 1,414 shares of common stock, and the 10,200 shares held by NevWest Securities Corp., of which Mr. Santos has an approximate 10% ownership interest, were reverse split into 1,457 shares. Does not include options to purchase 50,000 shares which are not exercisable now or within 60 days.

(6) Does not include options to purchase 50,000 shares which are not exercisable now or within 60 days.

(7) Consisting of 1,541,471 shares. Does not include options to purchase 1,165,000 shares which are not exercisable now or within 60 days.

                EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

              Executive Compensation

Directors' Meetings and Compensation

         The Company's operations are managed under the broad supervision of the Board of Directors, that has ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. The Board members and executives serving as board members had no compensation unless listed below under "compensation of executive officers" during the fiscal year ended June 30, 2004.


Compensation of Executive Officers


                           Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued during the last fiscal year to the Company's President and Chief Executive Officer and to each of the paid executive officers and key employees of the Company, determined as of the end of the last three fiscal years (the "Named Executive Officers"):



                                                  Annual Compensation                      Long Term Compensation
-------------- ------------------- --------------------------------------------------- -------------------------------
   Name of       Position with     Fiscal      Salary          Bonus         Other         Awards        All Other
 Individual         Company         Year                                                                Compensation

Vincent W.     President, Chief     2002      200,000            0             0             0               0
Hesser         Executive Officer
               and Director (1)

                                    2003      200,000         14,763           0             0               0

                                    2004      251,282         328,347          0             0               0

Heidi          Vice President -     2002       55,000          3,300           0             0               0
Williams       Mortgage
               Operations

                                    2003       71,154         21,946           0             0               0

                                    2004       74,423         60,269           0             0               0

Eric           Vice President -     2002       90,000         15,445           0             0               0
Bordenave      Broker

                                    2003       90,000            0             0             0               0

                                    2004       90,000          5,000           0             0               0

Tammy          Secretary and        2002       24,000            0             0             0               0
Hardcastle     Treasurer (1)

                                    2003       93,077          7,500           0             0               0

                                    2004      103,183         75,000           0             0               0
-------------- ------------------- ------- --------------- -------------- ------------ --------------- ---------------

(1) Mr. Hesser and Ms. Hardcastle also were employed and compensated by various affiliated companies over the years ended 2002, 2003, and 2004.

Management's salary will be based upon the performance of the Company. Management's performance bonuses will be decided by a majority of the Board of Directors of the Company. In addition, management's base salaries can be increased by the Board of Directors of the Company based on the attainment of financial and other performance guidelines set by the Company.

Members of the Company's Board of Directors will serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified, unless earlier removed as provided in the Bylaws of the Company. Executive officers are appointed and serve terms determined at the discretion of the Board of Directors.

The following Option/SAR Grants Table sets forth the individual grants of stock options made in fiscal 2004 to the Company's Executive Officers, Directors and key employees named in the Summary Compensation Table above.

                    Option/SAR Grants in the Last Fiscal Year
                               (Individual Grants)

Name                          Shares Underlying       % of Total Options         Exercise Price     Expiration Date
                              Options Granted         Granted in Fiscal 2004     ($ per share)
.............................. ....................... .......................... .................. ..................
Vincent Hesser                1,000,000               82.34%                     $1.65              01/01/09
.............................. ....................... .......................... .................. ..................
Heidi Williams                   15,000                1.24%                     $1.50              01/01/09
.............................. ....................... .......................... .................. ..................
Eric Bordenave                   25,000                2.06%                     $1.50              01/01/09
.............................. ....................... .......................... .................. ..................
Tammy Hardcastle                 25,000                2.06%                     $1.50              01/01/09
.............................. ....................... .......................... .................. ..................
Dana Rogers                      50,000                4.17%                     $1.50              01/01/09
.............................. ....................... .......................... .................. ..................
Antony M. Santos                 50,000                4.17%                     $1.50              01/01/09
.............................. ....................... .......................... .................. ..................


The options granted to Mr. Hesser, Mr. Rogers, and Mr. Santos vest in full and are exercisable on January 1, 2005. The options granted to Mr. Bordenave, Ms. Hardcastle, and Ms. Williams vest in full and exercisable on January 1, 2006.

Certain Relationships And Related Transactions

Conflict of Interest Policy

OneCap acts as a service company to several affiliated companies, and obtains standard commission or fees for doing so. In order to avoid conflicts of interest, OneCap has developed the following policy:

1. Payment of fair and appropriate fees to OneCap for services rendered. Any transaction that results or will result in the payment of fees, commissions, incentives, or any type of consideration whatsoever from or to OneCap by any related party, any individual employed by a related party, or any independent contractor requires an approval by the President of OneCap prior to entering into any such transaction. This policy is not written to be all-inclusive, and any transaction that might fall under this policy should be brought to the attention of the President of OneCap before the fact for clarification on how it will be handled. The transactions that fall under this policy include:

     a. Any real estate commission listing agreement with OneCap and a related party to sell company-owned real property.

     b. Any real estate commission listing agreement with OneCap and an employee of a related party to sell employee-owned real property.

     c. Any real estate commission listing agreement with OneCap and an independent contractor with a related party to sell his or her real property.

     d. Any real estate agreement with a related party to purchase any real property in which OneCap acts as buyer agent.

     e. Any real estate agreement with an employee of a related party to purchase any real property in which OneCap acts as buyer agent.

     f. Any real estate agreement with an independent contractor with a related party to purchase any real property in which OneCap acts as buyer agent.

     g. Any other real estate transaction, in which OneCap represents either as a buyer or seller agent, or principal, any related party in the sale, purchase, or lease of any real property.

     h. Any transaction in which OneCap brokers any mortgage loan or any type of financing for an employee, independent contractor, or related parties of OneCap.

     i. Any services or work performed by OneCap or its employees at the request of any related party.

     j. Any payments or agreements for payment made to or from OneCap and any related party, employees, or independent contractors.

Any questions regarding this policy should be referred to the President of OneCap for clarification.

2. Referral Fees Paid Out to Brokers. OneCap has a strict policy regarding payments of referral fees to brokers for loan or real estate transactions. All brokers must have a valid state license for the type of transaction they are submitting, and OneCap will not pay any referral fees to an affiliated company, or the sponsors of said company, for any business or clients they have referred to OneCap.

Related Party Transactions

During the current fiscal year, the Company entered into several transactions in which the buyer, seller, or borrower was controlled by a related party (owned or a majority owned by OneCap's directors, officers, or employees). The following table outlines these related party transactions in which the Company has engaged during the Company's current fiscal year ending June 30, 2004:


----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------
 Payment Amount     Transaction      Revenue %    Transaction Type                Details                    Entity
                       Volume
----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------
         $23,500          $750,000         3.13%  Mortgage Broker   OneCap procured a loan for a            Pacific
                                                        Fee         related entity                       Properties LLC
----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------
         $41,500        $1,350,000         3.07%  Mortgage Broker   OneCap procured a loan for a            Pacific
                                                        Fee         related entity                       Properties LLC
----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------
         $45,000        $1,500,000         3.00%  Mortgage Broker   OneCap procured a loan for a            Pacific
                                                        Fee         related entity                       Properties LLC
----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------
         $81,000        $2,700,000         3.00%  Mortgage Broker   OneCap procured a loan for a            Pacific
                                                        Fee         related entity                       Properties LLC
----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------
         $60,000        $2,000,000         3.00%  Mortgage Broker   OneCap procured a loan for a            Pacific
                                                        Fee         related entity                       Properties LLC
----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------
         $40,500        $1,350,000         3.00%  Mortgage Broker   OneCap procured a loan for a            Pacific
                                                        Fee         related entity                       Properties LLC
----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------
         $13,765        $3,983,600         0.35%  Mortgage Broker   OneCap procured various home          Various (5)
                                                        Fee         mortgage loans for officers and
                                                                    directors
----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------
            $300               n/a                  Reconveyance    OneCap miscellaneous fees earned      Various (1)
                                                        Fees        from a related entities
----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------


                                       12

        $305,565       $13,633,600         2.24%                    Total Related Party Revenues

----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------
         $34,944        N/A             N/A         Sublease by     OneCap subleases some of its           Copyright
                                                     OneCap to      existing space to a related              Media
                                                  Copyright Media   company at the same lease terms       Corporation
                                                                    provided to OneCap
----------------- ----------------- ------------- ----------------- ------------------------------------ ---------------



         During the year ended June 30, 2004, the Company sold $11,125,640 in loans to the OneCap Real Estate Fund 1, LLC pursuant to the terms of the operating agreement of the Fund which permits the Fund to acquire loans from the Company. The Company sold the loans at face value and did not recognize any gain or loss from the transactions. The manager of the Fund is OneCap Partners LLC, an affiliated company owned by OneCap's directors and officers.

         During the year ended June 30, 2004, the Company originated mortgage home loans totaling $3,983,600 to Company employees, officers, directors, and family members.

         During the year ended June 30, 2004, the Company, its officers, directors, employees, or family members, had profit participation positions in seven borrowers that originated loans with the Company.

Compliance With Section 16(a) of The Exchange Act

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file. Based solely on its review of the copies of such forms furnished to the Company during the fiscal year ended June 30, 2003, the Company is aware of the following untimely filings:

            On February 25, 2004, Mr. Hesser received 1,250,000 shares of common stock of the Company. The transaction was reported on a Form 4 filed March 3, 2003.

            On April 29, 2004, the Company granted options to Mr. Hesser to purchase up to 1,000,000 shares of the Company's common stock. The transaction was reported on a Form 4 filed in May 2004.

            On April 29, 2004, the Company granted options to Ms. Hardcastle to purchase up to 25,000 shares of the Company's common stock. The transaction was reported on a Form 4 filed in May 2004.

            On April 29, 2004, the Company granted options to Mr. Bordenave to purchase up to 25,000 shares of the Company's common stock. The transaction was reported on a Form 4 filed in May 2004.

            On April 29, 2004, the Company granted options to Ms. Williams to purchase up to 15,000 shares of the Company's common stock. The transaction was reported on a Form 4 filed in May 2004.

            On April 29, 2004, the Company granted options to Mr. Santos to purchase up to 50,000 shares of the Company's common stock. The transaction was reported on a Form 4 filed in May 2004.

            On April 29, 2004, the Company granted options to Mr. Rogers to purchase up to 50,000 shares of the Company's common stock. The transaction was reported on a Form 4 filed in June 2004.

            Mr. Hesser, Ms. Hardcastle, Mr. Bordenave, and Ms. Williams all filed Forms 5 on September 3, 2004.

            Mr. Santos and Mr. Molasky filed Forms 5 on September 9, 2004.

            Mr. Rogers filed a Form 5 on October 5, 2004.

Legal Proceedings

         The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

           SHAREHOLDER PROPOSALS FOR 2005 ANNUAL SHAREHOLDERS' MEETING

         The Company anticipates that its annual meeting in 2005 will be held during the month of November 2005. Proposals of shareholders intended to be included in the Company's proxy statement for the Company's 2005 Annual Meeting of Shareholders must be received by OneCap, Attn: Tammy Hardcastle at 5440 West Sahara Avenue, 3d Floor, Las Vegas, Nevada, 89146, no later than June 3, 2005. If the Company is not notified of a shareholder proposal by such date, then the proxies held by management of the Company provide discretionary authority to vote against such shareholder proposal, even though such proposal is not discussed in the Proxy Statement.


                                  ANNUAL REPORT


         Copies of the Company's Annual Report on Form 10-KSB (including financial statements and financial statement schedules) for the year ended June 30, 2004, filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company - Attention: Tammy Hardcastle, 5440 West Sahara Avenue, 3rd Floor, Las Vegas, Nevada 89146. A request for a copy of the Company's Annual Report on Form 10-KSB must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on October 1, 2004. Exhibits to the Form 10-KSB, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.


         A Copy of the Company's Annual Report to Shareholders for the year ended June 30, 2004, is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.


                                  OTHER MATTERS

         The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

         It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Vincent W. Hesser

Vincent W. Hesser
President and Chief Executive Officer
Las Vegas, Nevada
October 13, 2004

                                      PROXY
                                     ONECAP

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ONECAP FOR THE
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 22, 2004

         The undersigned shareholder of OneCap (the "Company"), a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 13, 2004, and hereby appoints Vincent W. Hesser as Proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2004 Annual Meeting of Shareholders of the Company to be held on Monday, November 22, 2004, at 10:00 a.m., local time, at the Company's business offices, located at 5440 West Sahara, 3rd Floor, Las Vegas, Nevada and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to cast if personally present.

         ANY SHAREHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES FOR SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, FOR EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

The Company's Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR each of the other proposals. 1. To elect two directors of the Company to serve until the 2005 Annual Meeting of Shareholders or until their respective successors are elected and qualified:

/   /  FOR    /   / WITHHOLD AS TO ALL         /    /  FOR ALL EXCEPT

     (Instructions: If you mark the "FOR ALL EXCEPT" category above, indicate the nominees as to which you desire to withold authority by striking a line through the name of such nominee(s) in the list below:)

     Vincent W. Hesser            Antony Santos             Dana Rogers

2. To ratify the appointment of Beckstead and Watts, LLP, as the independent public accountants for the Company for the fiscal year ending June 30, 2005.

     /    /  FOR           /    /  AGAINST           /    /  ABSTAIN

3. To approve the adoption of the Company's 2004 Stock Option Plan.

     /    /  FOR           /    /  AGAINST           /    /  ABSTAIN

4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the Annual Meeting.

Please sign and date this Proxy where shown below and return it promptly:

Signed:                                        Date:                  , 2004

SIGNATURE(S)


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

PLEASE SIGN ABOVE EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.